Exhibit 10.1
KEY TECHNOLOGY, INC.

RESTATED 1996 EMPLOYEE STOCK PURCHASE PLAN
(Including Amendment No. 1)1

ARTICLE 1
PURPOSE

The purpose of the Key Technology, Inc. 1996 Employee Stock Purchase Plan (the "Plan") is to provide a convenient and practical means by which employees of Key Technology, Inc. (the "Corporation") and the employees of any Participating Subsidiary (as defined below) may acquire stock of the Corporation. The Corporation believes that employee ownership of its stock will mutually benefit the employees and the Corporation by creating a greater community of interest between the Corporation's stockholders and its employees. The Corporation intends that the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Code (as defined below). Further, the Corporation intends that the Plan satisfy the requirements of Rule 16b-3 under the Securities Exchange Act. The Plan was amended effective as of November 8, 2005 to shorten the waiting period for participation

ARTICLE 2
DEFINITIONS

The following terms, when capitalized, shall have the meaning specified below unless a different meaning is plainly required by the context.

2.1. "Account" means each separate account maintained for a Participant under the Plan. Each Account shall be credited with a Participant's contributions and shall be charged for the purchase of Shares. A Participant shall be fully vested in his or her Account at all times.

2.2. "Board of Directors" means the Board of Directors of the Corporation.

2.3. "Code" means the Internal Revenue Code of 1986, as amended.

2.4. “Committee" means the Committee appointed by the Board of Directors under Article 8, or, if no such Committee is appointed, shall mean the Board of Directors.

2.5. "Compensation" means the total cash compensation paid to an Employee as salary, wages or other compensation.

2.6. "Common Stock" means the common stock of the Corporation.
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1 Amendment No. 1 was adopted by the Board of Directors effective November 8, 2005 amending Section 3.1(b) to shorten the waiting period for eligibility to participate from two years to 30 days.

2.7. "Corporation" means Key Technology, Inc., an Oregon corporation.

2.8. "Disability" means a mental or physical impairment which is expected, in the opinion of the Corporation and an independent physician, to result in death or to last for a continuous period of 12 months or more and which causes the Employee to be unable to perform his or her regular duties as an employee of the Corporation. Disability shall be deemed to have occurred on the first day after the Corporation and the independent physician have furnished their opinion of Disability to the Plan Administrator.

2.9. "Employee" means any person who performs services for an Employer in a regular employee status. A person rendering services to an Employer as an independent consultant or contractor shall not be considered as an Employee for purposes of the Plan.

2.10. "Employer" means, collectively, the Corporation and any Participating Subsidiary, or any successor entity that continues the Plan.

2.11. "Employment" means the period during which an individual is an Employee. Employment shall commence on the day the individual first performs services for an Employer as an Employee and shall terminate on the day such services cease.

2.12. "Enrollment Date" means the first day of each Offering Period.

2.13. "Notice of Withdrawal" means the form provided by the Corporation on which an Employee may elect to withdraw the entire amount credited to his or her Account under the Plan and terminate his or her participation in a then current Offering.

2.14. "Offering" means the offering of Shares pursuant to the Plan during an Offering Period.

2.15. "Offering Period" means any one of the four separate three-month periods commencing on October 1, January 1, April 1, and July 1 of each year; provided, however, that the first Offering Period shall be set by the Plan Administrator and shall continue through the earlier of the next succeeding December 31, March 31, June 30 or September 30, at which time such Offering shall terminate.

2.16. "Participant" means an Employee who is participating in an Offering under the Plan.

2.17. "Participating Subsidiary" means a Subsidiary designated by the Board of Directors as participating in the Plan.

2.18. "Payroll Deduction Authorization Form" means the form provided by the Corporation on which an Employee may elect to participate in the Plan and designate the percentage of his or her Compensation to be contributed to his or her Account through payroll deductions.

2.19. "Plan" means this Employee Stock Purchase Plan.

2.20. "Plan Administrator" means the Board of Directors or the Committee, whichever shall be administering the Plan from time to time.

2.21. "Purchase Date" means the last business day of any Offering Period.

2.22. "Retirement" means a Participant's termination of Employment on or after (a) attaining the age of 65, or (b) Disability.

2.23. "Share" means one share of Common Stock.

2.24. "Subsidiary" means any corporation, association or other business entity of which 50% or more of the total combined voting power is owned or controlled, directly or indirectly, by the Corporation or one or more of its Subsidiaries or both.

2.25. "Valuation Day" means the date upon which the fair market value of Shares is to be determined for purposes of setting the price of Shares under Section 5.2 (the applicable Purchase Date). If the Purchase Date is not a date on which the fair market value may be determined in accordance with Section 5.3, the Valuation Date shall be the first date prior to the Purchase Date on which such fair market value may be determined.

ARTICLE 3
EMPLOYEE PARTICIPATION

3.1. Requirements for Participation. A person shall be eligible to participate in the Plan on the first Enrollment Date on which he or she meets all of the following requirements and such person will continue to be eligible so long as the requirements are met:

(a)	The person is an Employee of an Employer;

(b)	The person has been employed by an Employer for 30 days or longer, and

(c) The person is customarily employed by an Employer for at least twenty (20) hours per week and more than five (5) months per fiscal year of the Employer.

3.2 Enrollment. Any Employee qualified to participate in the Plan as provided in Section 0 may elect to participate in the Plan, effective as of any future Enrollment Date, by completing and filing a Payroll Deduction Authorization Form as provided in Section 4.1. Absent withdrawal from the Plan pursuant to Section 6.3, a Participant who has elected to participate in the Plan by completing and filing a Payroll Deduction Authorization Form with respect to an Offering Period will automatically be re-enrolled in the Plan on the next Enrollment Date immediately following the expiration of the Offering of which he or she is then a Participant, and the terms of the Payroll Deduction Authorization Form then on file with the

Corporation shall remain applicable for each subsequent Offering Period until modified in accordance with Section 4.5.

3.3 Option for Shares. As of each Enrollment Date, until the supply of Shares reserved under the Plan is exhausted, the Corporation shall grant an option to purchase Shares under the terms of the Plan to each Employee who has elected to participate in the Offering. The number of shares covered by any such option shall be determined pursuant to Article 5.

3.4 Ineligibility. A Participant shall become ineligible to participate in the Plan and shall cease to be a Participant when any of the following occurs:

(a) The entity of which the Participant is an Employee ceases to be an Employer as defined in Section 2.10; or

(b) The Participant ceases to be an eligible Employee as defined in Section 3.1.

The payroll deductions credited to the Account of any Participant who becomes ineligible during an Offering Period shall be returned to the Participant, and the ineligible Participant shall have no right to purchase Shares at the next Purchase Date.

3.5 Limitations on Participation.

(a) Employees who are also directors or officers of the Corporation may participate only in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

(b) No Employee may obtain an option to purchase Shares under the Plan if, immediately after such option is granted, the Employee owns or is deemed to own Shares possessing five percent or more of the combined voting power or value of all classes of stock of the Corporation or a Subsidiary of the Corporation. For purposes of determining share ownership, the rules of Section 424(d) of the Code shall apply and Shares that the Employee may purchase under any options or rights to purchase, whether or not vested, shall be treated as Shares owned by the Employee.

(c) No Employee may obtain an option to purchase Shares under the Plan which permits the Employee's rights to purchase Shares under the Plan and any other employee stock purchase plan of the Corporation or any Subsidiary of the Corporation to accrue at a rate that exceeds $25,000 of fair market value of Shares (determined as of the Enrollment Date) for each calendar year in which such option to purchase Shares are outstanding. For this purpose, the right to purchase Shares accrues on the Purchase Date of an Offering Period. This Section shall be interpreted to permit an Employee to purchase the maximum number of Shares permitted under Section 423(b)(8) of the Code and regulations and interpretations adopted thereunder.

ARTICLE 4
PAYROLL DEDUCTIONS

4.1 Payroll Deduction Authorization. An Employee may contribute to the Plan only by means of payroll deduction. A Payroll Deduction Authorization Form must be filed with the enrolling individual's payroll office not less than 15 days prior to the Enrollment Date as of which the payroll deductions are to take effect.

4.2 Amount of Deductions. A Participant may make contributions to the Plan at a rate not less than $10.00 and not more than five percent of the Participant's Compensation during each pay period in the Offering Period, or such other minimum or maximum amounts or percentages as the Plan Administrator shall establish from time to time.

4.3 Commencement of Deductions. Payroll deductions for a Participant shall commence with the first paycheck following the Enrollment Date of the Offering for which his or her Payroll Deduction Authorization Form is effective and shall continue indefinitely, unless modified or terminated as provided in Section 4.5 or as otherwise provided in the Plan.

4.4 Accounts. All payroll deductions made for a Participant shall be credited to his or her Account under the Plan. Following each Purchase Date, the Plan Administrator shall promptly deliver a report to each Participant setting forth the aggregate payroll deductions credited to such Participant's Account during the preceding three months and the number of Shares purchased.

4.5 Modification of Authorized Deductions.

(a) Subject to the limitations of Section 4.2, a Participant may, prior to the commencement of each Offering Period in which he or she will be a Participant, increase or reduce the amount of his or her payroll deduction, effective for all subsequent payroll periods, by completing an amended Payroll Deduction Authorization Form and filing it with his or her payroll office not less than 15 days prior to the commencement of the Offering Period as of which the increase or reduction is to take effect.

(b) A Participant may at any time discontinue his or her payroll deductions by completing a Notice of Withdrawal Form and filing it with his or her payroll office at least 15 days prior to the next Purchase Date. After such filing, the Participant's participation in the Offering will terminate without automatic reenrollment under Section 3.2, and any payroll deductions credited to such Participant's Account shall be returned to the Participant.

4.6 Insufficient Funds. If a payroll deduction cannot be made in whole or in part because the Participant's pay for the period in question is insufficient to fund the deduction after having first withheld all the amounts otherwise deductible from his or her pay, the amount that was not withheld cannot be made up by the Participant nor will it be withheld from subsequent paychecks.

ARTICLE 5
PURCHASES OF SHARES

5.1 Purchase of Shares. Subject to the limitations of Article 6, on each Purchase Date, the Corporation shall apply the amount credited to each Participant's Account to the purchase of as many full Shares that may be purchased with such amount at the price set forth in Section 5.2, and shall issue such Shares to the Participant.

5.2 Price. The price of Shares to be purchased under Section 5.1 on any Purchase Date shall be 85% of the fair market value of the Shares on the Purchase Date of the Offering.

5.3 Fair Market Value. The fair market value of the Shares on any date shall be equal to the closing price of such shares on the Valuation Date, as reported in the Wall Street Journal or other reputable publication as determined by the Plan Administrator. If no closing price is reported, the fair market value shall be determined in good faith by the Plan Administrator. Such determination shall be conclusive and binding on all persons.

5.4 Unused Contributions. Any amount credited to a Participant's Account and remaining therein immediately after a Purchase Date because it was less than the amount required to purchase a full Share shall be carried forward in such Participant's Account for application on the next succeeding Purchase Date. No interest will be paid on the amounts accumulated.

5.5 Delivery and Custody of Shares. Shares purchased by a Participant pursuant to the Plan shall be delivered to an investment or financial firm appointed by the Plan Administrator to act as custodian on behalf of the Participant.

ARTICLE 6
TERMINATION AND WITHDRAWAL

6.1 Termination of Employment. Upon termination of a Participant's Employment for any reason other than death, Disability or Retirement, the payroll deductions credited to such Participant's Account shall be returned to the Participant. Such Participant shall have no right to acquire Shares on any Purchase Date subsequent to termination of his or her Employment.

6.2 Termination upon Death, Disability or Retirement. Upon termination of the Participant's Employment because of his or her death, Disability or Retirement, the payroll deductions credited to his or her Account shall be used to purchase Shares on the next Purchase Date. Any remaining balance in the Participant's Account shall be returned to him or her or, in the case of death, to the deceased Participant's estate.

6.3 Withdrawal. A Participant may withdraw the entire amount credited to his or her Account under the Plan and thereby terminate participation in the current Offering at any time by filing a Notice of Withdrawal with the Corporation, but in no case may a Participant withdraw amounts within the 15 days immediately preceding a Purchase Date for that Offering. Any amount withdrawn shall be paid to the Participant promptly after receipt of proper Notice of Withdrawal and no further payroll deductions shall be made unless a Payroll Deduction Authorization Form directing further deductions is or has been submitted.

ARTICLE 7
SHARES PURCHASED UNDER THE PLAN

7.1 Source and Limitation of Shares.

(a) The Corporation has reserved for sale under the Plan 500,000 shares of its Common Stock, subject to adjustment upon changes in capitalization of the Corporation as provided in Section 9.2. Shares sold under the Plan shall be newly issued shares, and all shares sold under the Plan shall be counted against the 500,000 Share limitation.

(b) If there is an insufficient number of Shares to permit the full exercise of all existing options to purchase Shares, or if the legal obligations of the Corporation prohibit the issuance of all Shares purchasable upon the full exercise of such options, the Plan Administrator shall make a pro rata allocation of the Shares remaining available in as nearly a uniform and equitable manner as possible, based on the aggregate amounts then credited to each Participant's Account. In such event, payroll deductions to be made shall be reduced accordingly and the Plan Administrator shall give written notice of such reduction to each Participant affected. Any amount remaining in a Participant's Account immediately after all available Shares have been purchased will be promptly remitted to such Participant. No payroll deductions shall be permitted under the Plan at any time when no Shares are available.

7.2 Delivery of Shares. The options to purchase Shares granted pursuant to this Plan are subject to the terms and conditions of the Plan, as interpreted by the Plan Administrator from time to time. The Participant shall have no interest in Shares purchasable under the Plan until payment for the Shares has been completed at the close of business on the relevant Purchase Date. The Plan provides only an unfunded, unsecured promise by the Employer to pay money or property in the future. Except with respect to the Shares purchased on a Purchase Date, an Employee choosing to participate in the Plan shall have no greater rights than an unsecured creditor of the Corporation. After the purchase of the Shares, the Participant shall be entitled to all rights of a stockholder of the Corporation.

ARTICLE 8
ADMINISTRATION

8.1 Plan Administrator. At the discretion of the Board of Directors, the Plan shall be administered by the Board of Directors or by a Committee appointed by the Board of
Directors in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, as amended. Each member of the Committee shall be either a director, an officer or an Employee of the Corporation. Each member shall serve for a term commencing on a date specified by the Board of Directors and continuing until he or she dies, resigns or is removed from the office by the Board of Directors.

8.2 Powers. The Plan Administrator shall be vested with full authority to make, administer and interpret all rules and regulations as it deems necessary to administer the Plan. Any determination, decision or act of the Plan Administrator with respect to any action in connection with the construction, interpretation, administration or application of the Plan shall be final, conclusive and binding upon all Participants and any and all other persons claiming under or through any Participant. The provisions of the Plan shall be construed in a manner consistent with the requirements of Section 423 of the Code.

8.3 Payroll Deductions by Participating Subsidiary. If payroll deductions are made by a Participating Subsidiary, that corporation will promptly remit the amount of the deduction to the Corporation.

ARTICLE 9
CHANGES IN CAPITALIZATION, MERGER, ETC.

9.1 Rights of the Corporation. The grant of an option to purchase Shares pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or other changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or transfer all or any part of its divisions, subsidiaries, business or assets.

9.2 Recapitalization. Subject to any required action by the stockholders, the number of Shares covered by the Plan as provided in Section 7.1 and the price per Share, to the extent appropriate, shall be proportionately adjusted for any increase or decrease in the number of issued Shares of the Corporation resulting from a subdivision or consolidation of Shares or the payment of a stock dividend on the Shares. The determination of whether an adjustment shall be made and the manner of any adjustment shall be made by the Plan Administrator without any further approval from the stockholders, which determination shall be conclusive.

9.3 Consolidation or Merger. In the event of the consolidation or merger of the Corporation with or into any other business entity, or the sale by the Corporation of substantially all of its assets, the successor may continue the Plan by resolution of its board of directors or agreement of its partners or proprietors. If, within 90 days after the effective date of a consolidation, merger or sale of assets, the successor corporation, partnership or proprietorship does not adopt the Plan, the Plan shall be terminated in accordance with Section 11.2.

ARTICLE 10
STOCKHOLDER APPROVAL AND RULINGS

The Plan is subject to the affirmative vote of the holders of a majority of the outstanding shares of the Corporation present in person or by proxy at a meeting of stockholders within 12 months after the date the Plan is adopted. If the Plan is not so approved by the stockholders within 12 months after the date the Plan is adopted, the Plan shall not be qualified under Section 423 of the Code. In that case, the benefits to the Participants under the Plan shall be taxable as provided by law.

ARTICLE 11
AMENDMENT AND TERMINATION OF THE PLAN

11.1 Amendment. The Board of Directors may at any time amend the Plan. Except as otherwise provided, no amendment may adversely affect or change any option to purchase Shares previously granted to any Participant. No amendment shall be made without prior approval of the stockholders of the Corporation if the amendment would:

(a) Permit the sale of more Shares than are authorized under Section 7.1;

(b) Permit the sale of Shares to employees of any entity which is not an Employer as defined in Section 2.10;

(c) Materially increase the benefits accruing to Participants under the Plan; or

(d) Materially modify the requirements as to eligibility for participation in the Plan.

11.2 Termination. The Plan is intended to be a permanent program, but the Corporation shall have the right at any time to declare the Plan terminated completely. Upon such termination, any amounts then credited to the Accounts of Participants for the then current Offering Period shall be returned to such Participants.

ARTICLE 12
MISCELLANEOUS

12.1 Non-Transferability. Neither payroll deductions credited to a Participant's Account nor any options with regard to the purchase of Shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant, and any attempted assignment, transfer, pledge, or other disposition shall be null and void. The Corporation may treat any such act as an election to withdraw funds in accordance with Section 6.3.

12.2 Use of Funds. All payroll deductions received or held by the Corporation under the Plan may be used by the Corporation for any corporate purposes and the Corporation shall not be obligated to segregate the payroll deductions.

12.3 Expenses. All expenses of administering the Plan shall be borne by the Corporation and its Participating Subsidiaries.

12.4 No Interest. No Participant shall be entitled to any payment or credit for interest with respect to or on payroll deductions contemplated by the Plan, or on any other assets held for the Participant's Account.

12.5 Registration and Qualification of Shares. The Offering of the Shares shall be subject to the Corporation obtaining any registration or qualification of the Shares under any federal or state law or the obtaining of the consent or approval of any governmental regulatory body which the Corporation shall determine, in its sole discretion, is necessary or desirable as a condition to, or in connection with, the Offering or the issue or purchase of the Shares covered. The Corporation shall make every reasonable effort to effect such registration or qualification or to obtain such consent or approval.

12.6 Plan Not a Contract of Employment. The Plan is strictly a voluntary undertaking on the part of the Employer and shall not constitute a contract between the Employer and any Employee, or an inducement or a condition of the employment of any Employee. Except as otherwise required by law, nothing contained in the Plan shall give any Employee the right to be retained in the service of the Employer or to interfere with or restrict the right of the Employer, which is hereby expressly reserved, to discharge or retire any Employee at any time, with or without cause and with or without notice. Except as otherwise required by law, inclusion under the Plan will not give any Employee any right or claim to any benefit except to the extent such right has specifically become fixed under the terms of the Plan.

12.7 Termination of Employment. A person's Employment shall not terminate or be considered to have ceased on account of an authorized leave of absence, sick leave or vacation.

12.8 Substantial Performances. The doctrine of substantial performance shall have no application to any Employee or Participant.

12.9 Service of Process. The Secretary of the Corporation is designated agent for service of legal process on the Plan.

12.10 Notice. All notices or other communications by a Participant to the Corporation under or in connection with the Plan shall be deemed to have been duly given when received by the Plan Administrator. Any notice required by the Plan to be received by the Corporation prior to an Enrollment Date, payroll period or other specified date, and received by the Plan Administrator subsequent to such date shall be effective on the next occurring Enrollment Date, payroll period or other specified date to which such notice applies.

12.11 Governing Law. The Plan shall be interpreted, administered and enforced in accordance with the Code, and the rights of Participants, former Participants, and all other persons shall be determined in accordance with it. To the extent that state law is applicable, however, the laws of the State of Washington shall apply.

12.12 Plurals. Where the context so indicates, the singular shall include the plural and vice versa.

12.13 Titles. Titles of Articles and Sections are provided for convenience only and are not to serve as the basis for interpretation or construction of the Plan.

12.14 References. Unless the context clearly indicates to the contrary, reference to a Plan provision, statute, regulation or document shall be construed as referring to any subsequently enacted, adopted or executed counterpart.

12.15 Responsibility. Neither the Corporation, its Board of Directors, any Participating Subsidiary, nor any officer or employee of any of them shall be liable to any Employee under the law for any mistake of judgment or for any omission or wrongful act unless resulting from willful misconduct or intentional misfeasance.